INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Vizacom, Inc. (the "Company") on Form S-8, with respect to the Company's 2000 Equity Incentive Plan, of our report dated March 23, 2000 (March 27, 2000 as to
Note 12), with respect to the financial statements of PWR Systems included in Amendment No. 1 on Form 8-K/A of the Company filed with the Securities and Exchange Commission.


/s/ Deloitte & Touche, LLP

Jericho, New York
September 28, 2000